EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   MSTG SOLUTIONS, INC., A NEVADA CORPORATION
                             FILED FEBRUARY 28, 2002

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                                                 -------------------------------
                                                       FILED # C17024-01
                                                              ----------
                                                          FEB 28 2002

                                                        IN THE OFFICE OF
                                                          DEAN HELLER
                                                          -----------
                                                 DEAN HELLER, SECRETARY OF STATE
                                                 -------------------------------

DEAN HELLER                                  -----------------------------------
Secretary of State
                                                  CERTIFICATE OF AMENDMENT
101 North Carson Street, Suite 3             (PURSUANT TO NRS 78.385 AND 78.390)
Carson City, Nevada 89701-4786
(775) 684-5708                               -----------------------------------

          IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -

1.   Name of corporation: TECH WINDOWS
                          ------------------------------------------------------

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2.   The articles  have been amended as follows  (provide  article  numbers,  if available):

ARTICLE I: The name of the Corporation is: MSTG SOLUTIONS, INC.
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ARTICLE IV. Section 4.01 NUMBER AND CLASS.  The Corporation  shall authorize the
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issuance of a single class of Capital  Common Stock in the amount of One Hundred
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Million (100,000,000) shares of Common Stock, at $.001 par value.
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3.   The  vote by which  the  stockholders  holding  shares  in the  corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporate have voted in favor of the amendment is:
25,000,000 (100%) at $.001 par value .*
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4.   Signatures (Required):

 /s/ Gil Kim                             /s/ Judy Kim
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     Gil Kim            , President          Judy Kim                , Secretary
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*If any proposed  amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise, required, of the holder of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.